UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): August 12, 2008

OUTDOOR CHANNEL HOLDINGS, INC.
(Exact name of registrant as specified in its charter)

DELAWARE	000-17287	33-0074499

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
43445 Business Park Drive, Suite 103
Temecula, California 92590
(Address of principal executive offices, including zip code)
(951) 699-6991
(Registrant’s telephone number, including area code)
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.  Entry into a Material Definitive Agreement, and Item 8.01.  Other Events.
On August 14, 2008 Outdoor Channel Holdings, Inc., or the Company, issued a press release announcing that its Board of Directors had authorized an increase in the total dollar amount of its outstanding common shares that may be repurchased by the Company under its stock repurchase plan, as previously disclosed, from $10,000,000 to $15,000,000. A copy of the press release is attached as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.
This information and the exhibits hereto are being furnished and shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or the Exchange Act, or otherwise subject to the liability of that section, nor shall they be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as expressly set forth by specific reference in such a filing.
Item 9.01.  Financial Statements and Exhibits

(d)  Exhibits.

Exhibit No.	Description

99.1	Text of press release issued by Outdoor Channel Holdings, Inc., dated August 14, 2008, regarding share repurchase program.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

OUTDOOR CHANNEL HOLDINGS, INC.
By:	/s/ Thomas E. Hornish
Thomas E. Hornish
Chief Operating Officer and General Counsel

Date: August 14, 2008

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